Exhibit 1.A.  (5)(a): Form of Policy.


COMPANION
LIFE INSURANCE
COMPANY
A STOCK COMPANY



    Insured         JOHN J. DOE         Date of Issue               JUNE 1, 1997

    Policy Number   1234567             Initial Specified Amount    $107,776


                             LIFE INSURANCE POLICY
----------------------------------------------------------------------------


THIS IS A MODIFIED SINGLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY. THE POLICY'S ACCUMULATION VALUE IN THE VARIABLE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE IN THAT ACCOUNT AND WILL INCREASE OR DECREASE DAILY. THE DOLLAR AMOUNT IS NOT GUARANTEED. THE AMOUNT OF THE DEATH BENEFIT MAY BE FIXED OR VARIABLE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT. PLEASE SEE THE DEATH BENEFIT PROVISION ON PAGE 5. IF NO POLICY LOANS ARE TAKEN, WE GUARANTEE COVERAGE TO THE EARLIER OF THE FIFTH POLICY ANNIVERSARY OR THE POLICY ANNIVERSARY NEXT FOLLOWING THE INSURED'S 75TH BIRTHDAY. NO DIVIDENDS ARE PAYABLE.

Companion Life Insurance Company will pay the death benefit of this policy to the beneficiary within two months after we receive proof at the Home Office that the Insured died while this policy was in force. On the maturity date we will pay you the policy's Accumulation Value, less any loan and unpaid loan interest, if the Insured is then living and this policy is in force.

                           READ YOUR POLICY CAREFULLY.
               IT INCLUDES THE PROVISIONS ON THE FOLLOWING PAGES.

              THIS POLICY IS A LEGAL CONTRACT BETWEEN THE OWNER AND
                        COMPANION LIFE INSURANCE COMPANY.

RIGHT TO EXAMINE THIS POLICY. IF YOU ARE NOT SATISFIED WITH YOUR POLICY, RETURN IT TO US OR OUR AGENT WITHIN 10 DAYS AFTER YOU RECEIVE THE POLICY OR 45 DAYS AFTER YOU SIGNED THE APPLICATION, WHICHEVER IS LATER. WE WILL CANCEL YOUR POLICY AS OF THE DATE ANY INSURANCE BECAME EFFECTIVE. WE WILL REFUND THE PREMIUMS PAID WITHIN SEVEN DAYS AFTER WE RECEIVE THE RETURNED POLICY.

For  customer   service  or   questions   about  your   coverage,   please  call
1-800-494-0067.


                                        /S/ Ernest B. Johnston
                                        President and Chief Executive Officer

                                        /s/ M Jane Huerter
                                        Secretary

COMPANION OF NEW YORK
HOME OFFICE: 401 THEODORE FREMD AVENUE
RYE, NEW YORK  10580-1493

================================================================================
                                PLAN OF INSURANCE

            Modified Single Premium Variable Universal Life Insurance
================================================================================

                                   POLICY DATA

Insured                    JOHN J. DOE
Policy Number              1234567         Initial Specified Amount    $107,776
Age at Issue               35              Sex                         MALE
Rate Class                 PREFERRED
Date of Issue              JUNE 1, 1997
Maturity Date*             JUNE 1, 2062

Initial  Premium           $20,000.00

Policyowner                See Application or Endorsement
Beneficiary                See Application or Endorsement
--------------------------------------------------------------------------------

                              SCHEDULE OF BENEFITS

                                            MONTHLY COST
                                            OF INSURANCE        BENEFIT
FORM                 BENEFIT                AND RIDERS           YEARS

745Y 6/97         Life Insurance            See Data Pages        65

     * The maturity date is the policy anniversary next following the Insured's 100th birthday. If no policy loans are taken, coverage is guaranteed to the earlier of the fifth policy anniversary or the policy anniversary next following the Insured's 75th birthday. The policy may terminate prior to the maturity date if the premiums paid are insufficient to continue this policy in force, unless additional premium payments are made. If the policy does continue in force to the maturity date, it is possible there will be little or no cash surrender value at that time. Policy values will be affected by the investment experience of the Variable Account, any interest credited to the Fixed Account at a rate in excess of the guaranteed minimum interest rate, and the extent to which cost of insurance charges are more favorable than guaranteed charges.

                                      INVESTMENTS


VARIABLE ACCOUNT:                                               Companion Life
Separate Account B


INVESTMENT OPTIONS:                                      INITIAL ALLOCATION (%):

Companion Fixed Account                                                     10
[Alger American Growth Portfolio]                                            0
[Alger American Small Capitalization Portfolio]                             30
[Federated Prime Money Fund II ("Money Market") Portfolio]                  30
[Federated Fund for US Government Securities II Portfolio]                   0
[Fidelity VIP II Asset Manager:  Growth Portfolio]                           0
[Fidelity VIP Equity-Income Portfolio]                                       0
[Fidelity Contrafund Portfolio]                                             30
[MFS Emerging Growth Portfolio]                                              0
[MFS High Income Fund Portfolio]                                             0
[MFS Research Portfolio]                                                     0
[MFS World Government Portfolio]                                             0
[Scudder International Portfolio]                                            0
[T. Rowe Price Equity Income Portfolio]                                      0
[T. Rowe Price International Stock Portfolio]                                0
[T. Rowe Price Limited-Term Bond Portfolio]                                  0
[T. Rowe Price New American Growth Portfolio]                                0
[T. Rowe Price Personal Strategy Balanced Portfolio]                         0




The guaranteed minimum interest rate that will be credited to the Fixed Account is 4.5%.

                                 POLICY CHARGES


EXPENSE CHARGE:             0.1275% of the Accumulation Value, deducted  on each
                            Monthly Deduction Date during policy years 1 through
                            10. 0.0950% of the Accumulation Value, deducted on each Monthly Deduction Date during policy years 11 and later.


TRANSFER CHARGE:            After the 12th transfer each policy year, $10.


LOAN INTEREST RATE CHARGE:  5.7% in advance (6.0% effective annual rate)

                            Interested will be credited to the Loan Account at 4.5% for Nonpreferred loans and 6.0% for Preferred loans. Please see the POLICY LOANS AND REPAYMENTS section of your policy for more information.


                                SURRENDER CHARGE

The surrender charge equals a percentage of premiums withdrawn. The percentage varies according to the length of time since the premium was paid. Any applicable surrender charge will be deducted on a full surrender or a partial withdrawal.

                 YEARS SINCE
               PREMIUM PAYMENT                           SURRENDER CHARGE

                      1                                        9.50%
                      2                                        9.50%
                      3                                        9.50%
                      4                                        9.00%
                      5                                        7.50%
                      6                                        6.00%
                      7                                        4.50%
                      8                                        3.00%
                      9                                        1.50%
                10 and later                                    0%



                 TABLE OF GUARANTEED MONTHLY COST OF INSURANCE CHARGES
                           PER $1,000 OF NET AMOUNT AT RISK

  The Guaranteed Monthly Cost of Insurance Charges Reflect the Insured's Age and Sex

    Age       Charge           Age      Charge           Age      Charge          Age      Charge
     35       0.1808           51       0.6358           67         2.6492         83      11.1533
     36       0.1933           52       0.6942           68         2.8875         84      12.1767
     37       0.2075           53       0.7608           69         3.1508         85      13.2483
     38       0.2233           54       0.8342           70         3.4475         86      14.3508
     39       0.2417           55       0.9133           71         3.7858         87      15.4775
     40       0.2625           56       0.9975           72         4.1733         88      16.6275
     41       0.2850           57       1.0867           73         4.6117         89      17.8075
     42       0.3092           58       1.1817           74         5.0917         90      19.0358
     43       0.3358           59       1.2850           75         5.6042         91      20.3425
     44       0.3642           60       1.4000           76         6.1417         92      21.7858
     45       0.3942           61       1.5300           77         6.6975         93      23.5108
     46       0.4267           62       1.6767           78         7.2767         94      25.8308
     47       0.4608           63       1.8408           79         7.8967         95      29.3217
     48       0.4975           64       2.0225           80         8.5783         96      35.0825
     49       0.5383           65       2.2183           81         9.3408         97      45.0833
     50       0.5833           66       2.4275           82       10.2008          98      62.0958
                                                                                   99      83.3333



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                               TABLE OF CONTENTS
================================================================================

DEFINITIONS....................................................................1
GENERAL PROVISIONS.............................................................2
  The Contract.................................................................2
  Delay of Payments............................................................2
  Incontestability.............................................................2
  Misstatement of Age or Sex...................................................2
  Nonparticipating.............................................................2
  Periodic Reports.............................................................3
  Policy Dates.................................................................3
  Policy Exchange Option.......................................................3
EXCLUSION......................................................................3
  Suicide......................................................................3
POLICYOWNER AND BENEFICIARY....................................................3
  Ownership....................................................................3
  Change of Ownership and Assignment ..........................................4
  Beneficiary..................................................................4
  Beneficiary Change...........................................................4
PREMIUMS AND REINSTATEMENT.....................................................4
  Consideration................................................................4
  Premium Payments After the Initial Premium...................................4
  Allocation of  Premiums......................................................5
  Grace Period.................................................................5
  Reinstatement................................................................5
DEATH BENEFIT..................................................................5
  Death Benefit................................................................5
  Death Benefit Guarantee......................................................6
THE VARIABLE ACCOUNT...........................................................6
  General Description..........................................................6
  Investment Allocations to the Variable Account...............................6
  Valuation of Assets..........................................................6
  Transfers Between Subaccounts................................................6
  Dollar Cost Averaging........................................................7
  Asset Allocation Program.....................................................7
THE FIXED ACCOUNT..............................................................8
  General Description..........................................................8
  Transfers from the Fixed Account.............................................8
POLICY VALUES..................................................................8
  Accumulation Value...........................................................8
  Accumulation Unit............................................................8
  The Fixed Account............................................................9
  Partial Withdrawals..........................................................9
POLICY CHARGES................................................................10
  Monthly Deduction...........................................................10
  Cost of Insurance...........................................................10
POLICY LOANS AND REPAYMENTS...................................................10
  Policy Loans................................................................10
  Preferred Loan..............................................................11
  Loan Repayments.............................................................11
INSURANCE AND NONFORFEITURE OPTIONS...........................................11
  Surrender for Cash..........................................................11
  Continuation of Insurance...................................................11
  Paid-Up Insurance Option....................................................12
PAYOUT OPTIONS FOR PAYMENT OF POLICY PROCEEDS.................................12
  General Conditions..........................................................12
  Payout Options..............................................................12
  Variable Payout Options.....................................................15
  First Variable Payment......................................................15
  Second and Later Variable Payments..........................................15
  Variable Payment Unit Value.................................................15
  Number of Variable Payment Units............................................15
  Exchange of Variable Payment Units..........................................16

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                                   DEFINITIONS
================================================================================

ACCUMULATION UNIT means an accounting unit of measure used to calculate the accumulation value of the Variable Account.

ACCUMULATION VALUE means the dollar value as of any Valuation Date of all amounts accumulated under this policy.

AGE means age last birthday.

ALLOCATION DATE means the first business day following the completion of the RIGHT TO EXAMINE THIS POLICY period or our approval of an additional premium payment.

BENEFICIARY means the person, persons or entity you name to receive the death benefit of this policy.

EXECUTIVE OFFICER means the president, vice president, the secretary or assistant secretary of Companion Life Insurance Company.

FIXED ACCOUNT means the account which consists of general account assets of Companion Life Insurance Company.

INVESTMENT OPTIONS means the Series Funds currently available under the policy, plus the Fixed Account. Current Investment Options are shown on the data pages.

LOAN ACCOUNT means an account established for any amounts transferred from the Fixed Account and Subaccounts as a result of loans. The Loan Account is credited with interest and is not based on the experience of the Variable Account.

MONTHLY DEDUCTION DATE means the date of issue and the same date each month thereafter.

NET ASSETS OF THE VARIABLE ACCOUNT means the market value of the investments held by the Variable Account.

NET ASSET VALUE PER SHARE means the market value of a Series Fund's investment Portfolio divided by the number of shares in the Portfolio.

OUR, US AND WE refer to Companion Life Insurance Company, 401 Theodore Fremd Avenue, Rye, New York 10580-1498.

PAYEE means the person who receives payments under this policy.

PORTFOLIO means a Series Fund's separate investment series that is available under the policy.

PROCEEDS means the death benefit, the cash surrender value or the amount payable at maturity.

RIDER means a policy provision added to this policy to expand or limit the benefits payable.

SERIES FUNDS means those open-ended management companies in which the Variable Account invests.

SPECIFIED AMOUNT means the amount of insurance selected. The initial Specified Amount is shown on the data pages.

SUBACCOUNT means that portion of the Variable Account which invests in shares of mutual funds or any other investment Portfolios that we determine to be suitable for this policy's purposes.

VALUATION DATE means each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD means the period commencing at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT means a separate account maintained by us in which a portion of our assets has been allocated for this and certain other policies. It has been designated on the data pages.

YOU and YOUR refer to the owner of this policy.


                               GENERAL PROVISIONS

The Contract

The entire contract is this policy, any riders, endorsements and amendments, and the signed application(s), a copy of which is attached. All statements made in the application will, in the absence of fraud, be deemed representations and not warranties. We will not use any statement to contest this policy or deny a claim unless it is in the application.

Any change of this policy requires the written consent of an executive officer. No agent has the authority to change this contract or waive any of its terms.

We may amend this policy to qualify it as life insurance under the Internal Revenue Code of 1986, as amended. Any amendment may be effective as of the policy's date of issue.


Delay of Payments

We will usually pay any amounts payable from the Variable Account as a policy loan, partial withdrawal or cash surrender within seven days after we receive your written request in a form satisfactory to us. We can postpone such payments or any transfers of amounts between Subaccounts or into the Fixed Account or the Loan Account if:

    (a) the New York Stock Exchange is closed for other than customary weekend and holiday closings;
    (b) trading on the New York Stock Exchange is restricted;
    (c) an  emergency  exists  as  determined  by the  Securities  and  Exchange
        Commission, as a result of which it is not reasonably practical to dispose of securities, or not reasonably practical to determine the value of the Net Assets of the Variable Account;
    (d) the Securities and Exchange Commission permits delay for the protection of security holders.

The applicable rules of the Securities and Exchange Commission will govern as to whether the conditions in (c) or (d) exist.

We may defer payment of policy loans, partial withdrawals or a cash surrender from the Fixed Account for up to six months from the date we receive your written request.


Incontestability

We will not contest the validity of this policy after it has been in force during the lifetime of the Insured for two years from the date of issue.

We will not contest the validity of an increase in Specified Amount after this policy has been in force during the lifetime of the Insured for two years from the effective date of the increase. Any contest of an increase in Specified Amount will be based on the application for that increase.


Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, all payments and benefits under the policy will be those which the premiums paid would have purchased at the correct age and sex.


Nonparticipating

No dividends will be paid. This policy will not share in our surplus earnings or profits.


Periodic Reports

At least once each calendar year we will send you a statement showing your Accumulation Value and death benefit as of a date not more than two months prior to the date of mailing. We will also send such statements as may be required by applicable state and federal laws, rules and regulations.


Policy Dates

The following dates are measured from the date of issue:

    (a) policy months;
    (b) policy years;
    (c) policy anniversaries; (d) Monthly Deduction Dates; (e) the maturity date; and (f) the effective date of surrender.


Policy Exchange Option

Any time during the first 18 policy months, as long as this policy is in force, you may exchange this policy for a general account universal life insurance policy on the life of the Insured without evidence of insurability. The new policy will be subject to the following:

    (a) The specified amount of the new policy will equal the initial specified amount of this policy.
    (b) The date of issue of the new policy will be the same as the date of issue of this policy.
    (c) The Insured's issue age and rate class on the new policy will be the same as those on this policy. The cost of insurance rates under the new policy will be those in effect on the date of issue of this policy.
    (d) The new policy will include any incidental insurance benefits that were included in this policy, if such benefits were then available for issue with the new policy.
    (e) The accumulation value and cash surrender value of the new policy will equal the Accumulation Value and cash surrender value of this policy on the date of the exchange.


                                    EXCLUSION

Suicide

We will not pay the death benefit if the Insured's death results from suicide, while sane or insane, within two years from the date of issue. Instead we will pay the sum of the premiums paid since issue less any loans and unpaid loan interest and less any partial withdrawals.

We will not pay that portion of the death benefit resulting from an increase in Specified Amount if the Insured's death results from suicide, while sane or insane, within two years from the effective date of the increase. Instead we will pay the sum of the premiums paid for the increase.


                           POLICYOWNER AND BENEFICIARY

Ownership

The owner is:

    (a) the Insured;
    (b) the applicant, if other than the Insured; or
    (c) any assignee of record.

While the Insured is alive, only you may exercise the rights under this policy. You may name a new owner as described in the CHANGE OF OWNERSHIP AND ASSIGNMENT provision.


Change of Ownership and Assignment

You may name a new owner of this policy or pledge it as collateral by assigning it. The assignment must be in writing. No assignment will be binding on us until we record and acknowledge it. We are not responsible for the validity or effect of an assignment of this policy. The rights of any Beneficiary will be subject to a collateral assignment.

If the Beneficiary of this policy is irrevocable, a change of ownership or a collateral assignment may be made only by joint written request from you and the irrevocable Beneficiary.


Beneficiary

The Beneficiary is named in the application and may be changed as stated in the BENEFICIARY CHANGE provision, unless the Beneficiary is irrevocable.


Beneficiary Change

To change a Beneficiary, send us a written request. When recorded and acknowledged by us, the change will be effective as of the date you signed the request. The change will not apply to any payments made or other action taken by us before recording.

If the Beneficiary is irrevocable, you may change the Beneficiary only by joint written request from you and the irrevocable Beneficiary.


                           PREMIUMS AND REINSTATEMENT

Consideration

The consideration for this policy is the application and the payment of the initial premium.


Premium Payments After the Initial Premium

After the initial premium payment you may make no more than one additional premium payment each policy year to our Home Office or to an authorized agent. Any additional premium payment must be at least $5,000. No additional premium payments may be made after the Insured's 90th birthday, except as may be required in the grace period.

Since any additional premium payment will result in an increase in Specified Amount, we will accept additional premiums only if you submit satisfactory evidence of insurability.

If there is a policy loan outstanding at the time a payment is received, and in the absence of other instructions from you, we will treat the payment first as payment of loan interest, then as repayment of the loan, then as an additional premium payment subject to evidence of insurability.

We will send you a receipt for any payment signed by an executive officer if you request one.

We reserve the right to limit premiums or refund any values in order to qualify this policy as life insurance under the Internal Revenue Code of 1986, as amended.


Allocation of  Premiums

We will allocate premiums to the Money Market Fund until the Allocation Date. On the Allocation Date the premium will be allocated to one or more Investment Options according to your instructions.

You may change your allocation instructions by written request. The change will be effective on the date we receive your request. The change will apply to any additional premiums paid after the date of the change.


Grace Period

If there is no outstanding policy loan, the grace period will begin on any Monthly Deduction Date when the Accumulation Value is not enough to pay the Monthly Deduction, unless the death benefit guarantee is in effect as described in the DEATH BENEFIT GUARANTEE provision. If there is an outstanding policy loan, the grace period will begin on any Monthly Deduction Date when the cash surrender value is not enough to pay the Monthly Deduction and any loan interest due.

Written notice will be sent to your last known address and that of any assignee of record within 30 days after the start of the grace period. We will allow 61 days from the start of the grace period for the payment of an amount large enough to pay all unpaid Monthly Deductions and unpaid loan interest. This policy will remain in force during the grace period. If the payment is not received by the end of the grace period, this policy will terminate as of the first day of the grace period. If the death of the Insured occurs on the Monthly Deduction Date or during the grace period, any past due Monthly Deductions and unpaid loan interest will be deducted in figuring the death benefit.


Reinstatement

If this policy lapses, you may reinstate it within five years of the date of lapse and prior to the maturity date, subject to the following:

    (a) written application signed by you and the Insured;
    (b) evidence of insurability satisfactory to us;
    (c) payment of an amount large enough to continue this policy in force for three months;
    (d) re-establishment  of   surrender  charges,  if  any, measured  from  the
        original date of issue to the date of reinstatement; and
    (e) repayment or reinstatement of any outstanding policy loan along with unpaid loan interest from the date of lapse.

The effective date of reinstatement will be the date we approve the application for reinstatement.

The Specified Amount of the reinstated policy may not exceed the Specified Amount at the time of lapse. The Accumulation Value on the effective date of reinstatement will reflect:

    (a) the Accumulation Value at the time of lapse, except that the value in the Loan Account may be repaid prior to reinstatement; less
    (b) the Monthly Deduction for the current month.


                                  DEATH BENEFIT
Death Benefit

The death benefit equals the greater of:

    (a) the initial Specified Amount plus any later increase and less any later decrease; or
    (b) the policy's Accumulation Value on the date of death multiplied by the corridor percentage from the table shown below for the Insured's attained age;

less any outstanding loans and unpaid loan interest.


---------------------------------------------------------
Attained  Corridor  Attained Corridor  Attained Corridor
   Age    Percentage  Age   Percentage  Age    Percentage
---------------------------------------------------------
  0-40      250%      54      157%       68      117%
   41       243%      55      150%       69      116%
   42       236%      56      146%       70      115%
   43       229%      57      142%       71      113%
   44       222%      58      138%       72      111%
   45       215%      59      134%       73      109%
   46       209%      60      130%       74      107%
   47       203%      61      128%     75-90     105%
   48        197%     62      126%       91      104%
   49        191%     63      124%       92      103%
   50        185%     64      122%       93      102%
   51        178%     65      120%       94      101%
   52        171%     66      119%     95-100    100%
   53        164%     67      118%
---------------------------------------------------------


DEATH BENEFIT GUARANTEE

If no policy loans are taken, we guarantee that coverage will remain in force until the earlier of the fifth policy anniversary or the policy anniversary next following the Insured's 75th birthday.


                             THE VARIABLE ACCOUNT


General Description

The name of the Variable Account is shown on the data pages. The assets of the Variable Account are our property. These assets are not chargeable with the liabilities arising out of any other business we may conduct, except to the extent that they exceed the liabilities of the Variable Account arising under the policies supported by the Variable Account.


Investment Allocations to the Variable Account

The assets of the Variable Account are divided by Portfolios. Where appropriate, the Portfolios are divided by Funds within the Portfolio. This establishes a series of Subaccounts within the Variable Account.

We may, from time to time, add other Investment Options. In such event you may be permitted to select from these other Investment Options. Your selections may be limited by the terms and conditions we may impose on such transactions.

We may also substitute other Investment Options. If required, approval of or change of any investment policy will be filed with the Insurance Department of the state in which this policy was delivered.


Valuation of Assets

Assets of shares of Portfolios within each Subaccount will be valued at their Net Asset Value on each Valuation Date.


Transfers Between Subaccounts

After the end of the RIGHT TO EXAMINE THIS POLICY period, you may transfer all or part of the accumulation value in a Subaccount to another Subaccount or to the Fixed Account. Value is transferred out of a Subaccount by canceling
Accumulation Units and into a Subaccount by adding Accumulation Units. The number of Accumulation Units canceled or added depends on the Accumulation Unit value of the respective Subaccounts on the date of the transfer. (Please see the ACCUMULATION UNIT provision on page 8 for additional information.)

You may make 12 transfers each policy year without charge. We reserve the right to charge a $10 fee for additional transfers, to be deducted from the amount transferred.

The minimum transfer amount is $500 or the entire amount in the Subaccount if it is less than $1,000. The minimum amount that can remain in a Subaccount after a transfer is $500.

We reserve the right at any time and without prior notice to any party to modify the transfer privileges described above.


DOLLAR COST AVERAGING

Under the Dollar Cost Averaging program you may instruct us to automatically transfer between Investment Options, on a periodic basis, a predetermined dollar amount or percentage of accumulation value. The automatic transfers will be made from any one Subaccount or the Fixed Account to any other Subaccount.

Automatic transfers can occur monthly, quarterly, semi-annually or annually. The amount transferred each time must be at least $100 and at least $50 per Subaccount. At the time the program begins there must be at least $5,000 of accumulation value in the applicable Subaccount or the Fixed Account, or enough to cover one year's transfers.

If transfers are made from the Fixed Account, the maximum periodic transfer amount is 10% of that account's value at the time of election, or enough to provided transfers for 10 months. There is no maximum transfer amount for the Subaccounts.

You may request Dollar Cost Averaging at the time of application or at a later date. Transfers will begin on the first or 15th day of the month, as you request. If the first or 15th day of the month is not a Valuation Date, then the transfer will be processed on the next following Valuation Date. The program will end when:

    (a) the number of transfers you have requested have been made; or
    (b) when the value in the applicable Subaccount or the Fixed Account is less than $500;

whichever occurs first.

You may increase or decrease the amount or percentage of the transfers or end the program by sending us written notice. There is no charge for participation in this program.


ASSET ALLOCATION PROGRAM

Under the Asset Allocation Program you may instruct us to allocate premium payments and the Accumulation Value among the Subaccounts and the Fixed Account according to your instructions, or according to instructions recommended by us and approved by you. We will allocate your premium payments and transfer accumulation value among the Investment Options to maintain conformity with current instructions. This will "rebalance" your investments.

At the time the program begins, there must be at least $20,000 of Accumulation Value in the policy. Rebalancing will be done on a quarterly, semi-annual or annual basis, as you request. Transfers made in accordance with this program will not be counted toward the 12 free transfers allowed each policy year.

You may request participation in the Asset Allocation Program at the time of application or at a later date. You may change your allocation percentages or end the program by sending us written notice. There is no charge for participation in this program.


                                THE FIXED ACCOUNT

General Description

Any part of the premium allocated to the Fixed Account or transferred to the Fixed Account under the policy becomes part of the general account assets of Companion Life Insurance Company. The Fixed Account includes our assets that are not segregated in separate accounts. We maintain sole discretion to invest the assets of the Fixed Account, subject to applicable law.


Transfers from the Fixed Account

Once each policy year you may transfer part of the accumulation value in the Fixed Account to the Subaccounts. The maximum percentage that may be transferred is 10% of the value in the Fixed Account on the date of the transfer. There is no charge for this transfer.

We reserve the right to defer transfers from the Fixed Account to the Subaccounts for up to six months from the date we receive your written request.

You may transfer amounts from the Subaccounts to the Fixed Account at any time. However, we reserve the right to restrict transfers back to the Fixed Account for up to six months immediately following a transfer to the Subaccounts.


                                  POLICY VALUES

Accumulation Value

On the date of issue the Accumulation Value equals the initial premium less the Monthly Deduction for the first month. On any Monthly Deduction Date after the date of issue the Accumulation Value equals:

    (a) the total of the values in each  Subaccount;  plus
    (b) the  accumulation value of the  Fixed  Account;  plus
    (c) the  accumulation value of the Loan Account; less
    (d) the Monthly Deduction for the current month.

The value for each Subaccount equals:

    (a) the current number of Accumulation Units; multiplied by
    (b) the current unit value.


Accumulation Unit

Each premium is converted into Accumulation Units. This is done by dividing the premium by the Accumulation Unit value for the Valuation Period during which the premium is allocated to the Variable Account. The initial Accumulation Unit value for each Subaccount was set when the Subaccount was established. The unit value may increase or decrease from one Valuation Date to the next.

The Accumulation Unit value for a Subaccount on any Valuation Date is calculated as follows:

    (a) the Net Asset Value Per Share of the Fund multiplied by the number of shares held in the Subaccount, before the purchase or redemption of any shares on that date; divided by
    (b) the total number of Accumulation Units held in the Subaccount on the Valuation Date, before the purchase or redemption of any shares on that date.


The Fixed Account

The accumulation value of the Fixed Account on any Monthly Deduction Date equals:

    (a) the value as of the last Monthly  Deduction  Date; plus
    (b) any premiums credited since the last Monthly  Deduction Date; plus
    (c) any transfers from the Subaccounts to the Fixed Account since the last Monthly Deduction Date; plus
    (d) any transfers from the Loan Account to the Fixed Account since the last Monthly Deduction Date; less
    (e) any transfers from the Fixed Account to the Subaccounts since the last Monthly Deduction Date; less
    (f) any transfers from the Fixed Account to the Loan Account since the last Monthly Deduction Date; less
    (g) any partial withdrawals and surrender charge taken from the Fixed Account since the last Monthly Deduction Date; less
    (h) that part of the Monthly  Deduction  taken from the Fixed Account;  plus
    (i) interest credited on the balance.

We guarantee that the accumulation value in the Fixed Account will be credited with an effective annual interest rate of at least 4.5%. Using a procedure approved by our Board of Directors, we may credit interest to the Fixed Account at current rates in excess of the guaranteed minimum interest rate. Once interest is declared, it will become nonforfeitable.

Current interest rates will be determined by class according to procedures on file with the Insurance Department of the state in which this policy is delivered. Any such current interest rate will be based on future expectations of expenses as well as investment earnings of our general account assets. Each current interest rate increase reflects a corresponding decrease in our holdback margin for profit and expenses.

We will review the rates for new funds on a monthly basis. Funds added to the Fixed Account on different dates may be credited at different interest rates.


Partial Withdrawals

After the first policy year you may withdraw part of the Accumulation Value. Withdrawals are made first from earnings and then from premiums paid, beginning with the earliest premium payment. The minimum partial withdrawal amount is $500. The maximum partial withdrawal amount is an amount such that the remaining Accumulation Value is not less than $20,000.

Each policy year you may withdraw, without a surrender charge, the greater of:

    (a) 15% of the Accumulation Value as of the first withdrawal that policy year; or
    (b) that part of the Accumulation Value which is in excess of total premiums paid.

Partial withdrawals in excess of this amount may be subject to a surrender charge. The surrender charge is a percentage of the premiums withdrawn. The applicable percentage varies according to the length of time since the premium was paid. The percentages are shown on the data pages.

The amount of cash withdrawal requested and any surrender charge will be deducted from the Accumulation Value on the date we receive your written request. Partial withdrawals will result in cancellation of Accumulation Units from each applicable Subaccount. In the absence of instructions from you, amounts will be deducted from the Subaccounts and the Fixed Account on a pro rata basis. No more than a pro rata amount may be withdrawn from the Fixed Account for any partial withdrawal. We reserve the right to defer withdrawals from the Fixed Account for up to six months from the date we receive your written request.

The Specified Amount will be reduced in the same proportion as the Accumulation Value is reduced as a result of any partial withdrawal.


                                 POLICY CHARGES

Monthly Deduction

The Monthly Deduction equals:

    (a) the cost of insurance for the current month; plus (b) the cost of any riders for the current month; plus (c) the expense charge shown on the data pages.

The Monthly Deduction will be deducted from the Subaccounts, the Fixed Account and the Loan Account on a pro rata basis on each Monthly Deduction Date. That portion of the Monthly Deduction applicable to the Subaccounts is deducted by canceling Accumulation Units on a pro rata basis.


Cost of Insurance

The guaranteed cost of insurance each month used in calculating the Monthly Deduction equals:

    (a) the net amount at risk for the month; multiplied by
    (b) the guaranteed cost of insurance charge per $1,000 of Specified Amount; divided by
    (c) 1,000.

The guaranteed monthly cost of insurance charge for each $1,000 is shown on the data pages. The charge is based on the Insured's attained age and sex.

The net amount at risk in any month equals:

    (a) the death benefit; less
    (b) the Accumulation Value on the Monthly Deduction Date after deducting the rider charge, if any, and the expense charge for the current month.

We may use current cost of insurance charges less than those shown. Current cost of insurance charges are based on the Insured's rate class. We reserve the right to change current cost of insurance charges. Changes in cost of insurance rates will be by class and will be based on changes in future expectations of factors such as:

    (a) investment earnings;
    (b) mortality;
    (c) persistency;
    (d) expenses; and
    (e) taxes.

Any changes in current cost of insurance rates will be made according to procedures on file with the Insurance Department of the state where this policy is delivered.


                           POLICY LOANS AND REPAYMENTS


Policy Loans

After the first policy year you may obtain a loan for up to 90% of the cash surrender value less:

    (a) the loan interest to the end of the policy year; and
    (b) the Monthly Deduction large enough to continue this policy in force for one month.

This policy must be assigned to us as sole security for the loan.

We will transfer all loan amounts from the Subaccounts and the Fixed Account to the Loan Account. The amounts will be transferred on a pro rata basis.

Loan interest is payable at the rate of 5.7% in advance (6% effective annual rate). Interest is due on each policy anniversary. If the interest is not paid when due, we will transfer an amount equal to the unpaid loan interest from the Subaccounts and the Fixed Account to the Loan Account on a pro rata basis.

If at any time the remaining cash surrender value is not enough to pay the loan interest and the monthly deduction amount, we will notify you of the payment sufficient to continue this policy as described in the GRACE PERIOD provision.

We will credit 4.5% interest to any amounts in the Loan Account, except amounts equal to a Preferred Loan as described below.

The death benefit will be reduced by the amount of any loan outstanding on the date of the Insured's death.

Policy loans may have associated tax consequences. Please consult a qualified tax advisor before obtaining a loan.

We may defer making a loan for six months unless the loan is to pay premiums to us.


Preferred Loan

A Preferred Loan will be available on any date when the sum of the cash surrender value plus any outstanding non-preferred loans exceeds the sum of premiums paid since the date of issue. The amount available for a Preferred Loan is the amount of such excess. A Preferred Loan will be credited with 6% interest.


Loan Repayments

All or part of the loan may be repaid at any time while this policy is in force. The amount of a loan repayment will be deducted from the Loan Account. It will be allocated among the Fixed Account and the Subaccounts in the same percentages as premiums are allocated.


                       INSURANCE AND NONFORFEITURE OPTIONS


Surrender for Cash

While the Insured is alive, you may terminate this policy for its cash surrender value. The policy must be returned to us to receive the cash surrender value. The cash surrender value equals:

    (a) the Accumulation Value at the end of the Valuation Period in which we receive your written request; less
    (b) any outstanding  policy loan and unpaid loan interest;  and less
    (c) any applicable surrender charge.

With regard to amounts allocated to the Fixed Account, the cash surrender value will be equal to or greater than the minimum cash surrender value required by the state in which this policy was delivered. The value is based on the Commissioners 1980 Standard Mortality Table, age last birthday, with interest at 4.5%.

We may defer payment of a cash surrender from the Fixed Account for six months.


Continuation of Insurance

If no additional premiums are paid, this policy will continue as follows:
    (a) if there are no outstanding policy loans, until the Accumulation Value is not enough to pay the Monthly Deduction, subject to the DEATH BENEFIT GUARANTEE provision and the GRACE PERIOD provision;
    (b) if there are any outstanding policy loans, until the cash surrender value is not enough to pay the Monthly Deduction and any loan interest due, subject to the GRACE PERIOD provision; or
    (c) until the maturity date,

whichever occurs first.

We will pay you any remaining Accumulation Value less any outstanding policy loan and unpaid loan interest at maturity if the Insured is then living.


Paid-Up Insurance Option

On any policy anniversary you may transfer all of the accumulation value in the Subaccounts to the Fixed Account, then apply the cash surrender value to purchase guaranteed paid-up life insurance. The amount of life insurance provided will be the lesser of:

    (a) the amount provided by applying the cash surrender value as a net single premium based on the Commissioners 1980 Standard Ordinary Mortality Table, age last birthday, and 4.5% interest; or
    (b) the death benefit at the time this option is elected.

Any cash surrender value in excess of what is needed to provide the paid-up life insurance will be paid to you.


                  PAYOUT OPTIONS FOR PAYMENT OF POLICY PROCEEDS

GENERAL CONDITIONS

While the Insured is alive, you may choose to have the Proceeds paid under any combination of the fixed and variable payout options shown in this policy. A Beneficiary may also have the death benefit applied to a payout option. If another option is not chosen within 60 days of the date we receive due proof of death, we will make payment in a lump sum.

We reserve the right to pay the Proceeds in one sum:

    (a) when the Proceeds are less than $2,000; or
    (b) when the option of payment chosen would result in periodic payments of less than $20.

Payees must be individuals who receive payments in their own behalf unless otherwise agreed to by us. Any option chosen will be effective when we acknowledge it.

We may require proof of your age or survival or the age or survival of the Payee.

The guaranteed minimum interest rate used in the fixed payout options is 3%. Using a procedure approved by our Board of Directors, we may pay or credit additional interest annually.

When the last Payee dies, we will pay to the estate of that Payee:

    (a) any amount on deposit; or
    (b) the then present value of any remaining guaranteed payments under a fixed option.


PAYOUT OPTIONS

1.  PROCEEDS HELD ON DEPOSIT AT INTEREST

    This option is available on a fixed basis. While the Proceeds are held by us, we will annually:

        (a)pay interest to any Payee; or
        (b)add interest to the Proceeds.

2.  INCOME OF A SPECIFIED AMOUNT

    This option is available on either a fixed or variable basis. We will pay the Proceeds in installments of a specified amount until the Proceeds with interest have been fully paid.

3.  INCOME FOR A SPECIFIED PERIOD

    This option is available on a fixed basis. We will pay the Proceeds in installments for the number of years you choose. The monthly incomes for each $1,000 of Proceeds are shown in the following table. These amounts include interest. We will provide the income amounts for payments other than monthly upon request.



------------------------------------------------
 Years  Monthly  Years  Monthly  Years  Monthly
Chosen   Income  Chosen Income  Chosen  Income
------------------------------------------------
   1     $84.47    8     $11.68   15      $6.87
   2      42.86    9      10.53   16       6.53
   3      28.99    10      9.61   17       6.23
   4      22.06    11      8.86   18       5.96
   5      17.91    12      8.24   19       5.73
   6      15.14    13      7.71   20       5.51
   7      13.16    14      7.26
------------------------------------------------


4.  LIFETIME INCOME

    This option is available on either a fixed or variable basis. We will pay the Proceeds as a monthly income for as long as the Payee lives. The following guarantees are available:

        (a)GUARANTEED PERIOD - The monthly income will be paid for a certain number of years and as long thereafter as the Payee lives; or
        (b)GUARANTEED AMOUNT (INSTALLMENT REFUND) - The monthly income will be paid until the sum of all payments equals the Proceeds placed under this option and as long thereafter as the Payee lives.

    The monthly income as a fixed payout will be the amount computed using one of the following bases:

        (a)the Lifetime Monthly Income Table for Fixed Payout Option 4 shown in this policy; or
        (b)if more favorable to the Payee, our then current lifetime monthly income rates for payment of Proceeds. Payments will not be less than payments made if the proceeds were used to purchase a single premium immediate annuity available from us at that time to the same class of payees.

    The Lifetime Monthly Income Table for Fixed Payout Option 4 is based on the 1983a Mortality Table and interest at 3%.

5.  LUMP SUM

    The Proceeds will be paid in one sum.

6.  OTHER OPTIONS

    Upon request and if available, we will provide payments for other options, including joint and survivor periods.

Additional information about any of the options may be obtained by contacting us.


                   LIFETIME MONTHLY INCOME TABLE FOR FIXED PAYOUT OPTION 4
                          MONTHLY INCOME FOR EACH $1,000 OF PROCEEDS


----------------------------------------------------------------------------------------------
Age Last Guaranteed Guaranteed  Age Last Guaranteed Guaranteed  Age Last Guaranteed  Guaranteed
Birthday   Period     Amount    Birthday   Period     Amount    Birthday   Period       Amount
of Payee Male Female Male Femal of Payee Male Female Male Female of Payee Male Female Male Female
----------------------------------------------------------------------------------------------
 7 and
 under   $2.84 $2.77 $2.83$2.76
   8      2.85  2.78  2.84 2.77   34    $3.40$3.23  $3.36$3.20   60   $5.14  $4.66 $4.86 $4.48
   9      2.86  2.79  2.85 2.78   35     3.44 3.26   3.39 3.23   61    5.27   4.76  4.96  4.56
   10     2.87  2.80  2.86 2.79   36     3.48 3.29   3.42 3.26   62    5.39   4.87  5.07  4.66
   11     2.89  2.81  2.88 2.80   37     3.52 3.32   3.46 3.29   63    5.53   4.98  5.19  4.75
   12     2.90  2.82  2.89 2.82   38     3.56 3.35   3.49 3.32   64    5.66   5.10  5.30  4.86

   13     2.91  2.83  2.90 2.83   39     3.60 3.38   3.53 3.35   65    5.81   5.22  5.43  4.96
   14     2.93  2.85  2.92 2.84   40     3.65 3.42   3.57 3.38   66    5.96   5.36  5.56  5.08
   15     2.95  2.86  2.93 2.85   41     3.69 3.46   3.61 3.42   67    6.12   5.50  5.70  5.20
   16     2.96  2.87  2.95 2.86   42     3.74 3.50   3.66 3.45   68    6.28   5.65  5.85  5.33
   17     2.98  2.89  2.96 2.88   43     3.79 3.54   3.70 3.49   69    6.44   5.80  6.00  5.47

   18     3.00  2.90  2.98 2.89   44     3.85 3.58   3.75 3.53   70    6.61   5.97  6.16  5.61
   19     3.01  2.92  3.00 2.91   45     3.90 3.63   3.80 3.57   71    6.79   6.14  6.33  5.76
   20     3.03  2.93  3.02 2.92   46     3.96 3.67   3.85 3.61   72    6.96   6.32  6.51  5.93
   21     3.05  2.95  3.04 2.94   47     4.02 3.72   3.90 3.66   73    7.14   6.50  6.69  6.10
   22     3.07  2.96  3.06 2.95   48     4.09 3.78   3.96 3.70   74    7.32   6.69  6.90  6.28

   23     3.09  2.98  3.08 2.97   49     4.15 3.83   4.01 3.75   75    7.50   6.89  7.10  6.47
   24     3.12  3.00  3.10 2.99   50     4.22 3.89   4.07 3.80   76    7.67   7.09  7.32  6.68
   25     3.14  3.02  3.12 3.01   51     4.30 3.95   4.14 3.86   77    7.84   7.29  7.54  6.90
   26     3.16  3.04  3.14 3.02   52     4.37 4.01   4.20 3.91   78    8.01   7.49  7.78  7.12
   27     3.19  3.06  3.16 3.04   53     4.45 4.08   4.27 3.97   79    8.18   7.69  8.03  7.37

   28     3.22  3.08  3.19 3.06   54     4.54 4.15   4.34 4.03   80    8.33   7.89  8.30  7.64
   29     3.24  3.10  3.21 3.09   55     4.62 4.22   4.42 4.10   81    8.48   8.08  8.58  7.90
   30     3.27  3.12  3.24 3.11   56     4.72 4.30   4.50 4.17   82    8.61   8.26  8.88  8.20
   31     3.30  3.15  3.27 3.13   57     4.82 4.38   4.58 4.24   83    8.74   8.43  9.19  8.50
   32     3.33  3.17  3.30 3.15   58     4.92 4.47   4.67 4.31   84    8.86   8.59  9.53  8.81
   33     3.37  3.20  3.33 3.18   59     5.03 4.56   4.77 4.39   85    8.97   8.74  9.83  9.18
                                                              and over
-----------------------------------------------------------------------------------------------



Variable Payout Options

You may choose payout options 2, 4 or 6 to be paid as variable payments. Variable payments vary according to the net investment return of the Subaccounts chosen. The smallest annual rate of investment return that must be earned on the assets of the Variable Account so that the dollar amount of the variable payments will not decrease is 5.20%.

If variable payments are being made under Option 2 or 6 and do not involve life contingencies, then you may surrender the policy and receive the commuted value of any unpaid payments.


First Variable Payment

We will compute the dollar amount of the first monthly variable payment by applying all or part of the Proceeds to the Variable Payout Options table shown in this policy for the payout option you choose. The table shows the dollar amount of monthly payment that you can buy with each $1,000 of Proceeds.

If you have chosen more than one Subaccount, we will apply the accumulation value of each Subaccount separately to the Variable Payout Options table. The total amount of the first variable payment equals the sum of the payment amounts payable for each Subaccount.


SECOND AND LATER VARIABLE PAYMENTS

The dollar amount of the second and later variable payments is not set. It may change from month to month. We will compute the payment on the 10th Valuation Date before the payment is due.

The amount of each variable payment after the first equals:

    (a) the sum of the number of variable payment units under each Subaccount; multiplied by
    (b) the current variable payment unit value for each Subaccount as of the date we compute the payment.

A variable payment unit is a measuring unit used in computing the amount of the variable payments. The value of a variable payment unit for each Subaccount will vary with the net investment return of the Subaccount.


Variable Payment Unit Value

The current value of a variable payment unit for each Subaccount is:

    (a) the value as of the date we computed the last payment; multiplied by
    (b) the Net Investment Factor for the Subaccount as of the date on which we are computing the current payment.

The Net  Investment  Factor is figured by dividing (a) by (b), then  subtracting
(c) from the result, then multiplying by the offset factor described below. The values of (a), (b) and (c) are defined as follows:

    (a) is the net result of
        (1)the Net Asset Value of a Fund share held in a Subaccount as of the end of the current payment period; plus or minus
        (2)a per share credit or charge for any taxes we incurred since the last computation date that were charged to the operation of the Subaccount.
    (b) is the Net Asset Value of a Fund share held in the Subaccount as of the beginning of the current payment period.
    (c) is the asset charge factor that reflects the expense charges deducted from the Variable Account. This factor is equal, on an annual basis, to 1.20% of the daily net asset value of the Variable Account.

The result of the calculation described above is then multiplied by a factor that offsets the assumed investment rate upon which the Variable Payout Options table is based. This allows the actual investment rate to be credited. For a one-day Valuation Period the factor is 0.99989255, using an assumed investment rate of 4% per year.


Number of Variable Payment Units

The number of variable payment units payable for each Subaccount equals:

    (a) the amount of the first monthly variable payment payable for that Subaccount; divided by
    (b) the variable payment unit value for that Subaccount as of the 10th Valuation Date before the first variable payment is made.

The number of variable payment units payable for each Subaccount is fixed when we compute the first variable payment. The number remains fixed unless you exchange variable payment units between Subaccounts. The number of variable payment units will not change as a result of investment experience.

We guarantee that the dollar amount of each variable payment after the first will not be affected by actual expenses or changes in mortality experience.


Exchange of Variable Payment Units

After the first variable payment is made, you may exchange the value of a specified number of variable payment units of one Subaccount for variable payment units of another Subaccount or the Fixed Account. You may not exchange variable payment units of the Fixed Account for variable payment units of the Subaccounts.

The value of the variable payment units being exchanged will be the value for the Valuation Period during which we receive your request for the exchange. The value of the new variable payment units will be such that the dollar amount of a payment made on the date of the exchange would not change as a result of the exchange.

No more than four exchanges may be made each policy year.



                          VARIABLE PAYOUT OPTIONS TABLE

             MONTHLY PAYOUTS PER $1,000 BASED ON 4.00% INTEREST AND
                1983A MORTALITY TABLE ALB PROJECTED 20 YEARS WITH
                              PROJECTION SCALE 'G'

-------------------------------------------------------------------------------------------------------
---------------------------------------------------- --------------------------------------------------
                   FEMALE RATES                                         MALE RATES
---------------------------------------------------- --------------------------------------------------
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
   Age      20 Year   10 Year   Life Only  Installmen20 Year   10 Year   Life Only  Installment Age
            Certain   Certain               Refund   Certain   Certain               Refund
             & Life    & Life                         & Life    & Life
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    0         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       0
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    1         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       1
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    2         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       2
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    3         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       3
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    4         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       4
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    5         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       5
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    6         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       6
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    7         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       7
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    8         3.44      3.45      3.45       3.44      3.50      3.50      3.51       3.50       8
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    9         3.45      3.45      3.45       3.45      3.51      3.51      3.51       3.50       9
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    10        3.46      3.46      3.46       3.46      3.52      3.52      3.53       3.51       10
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    11        3.47      3.47      3.47       3.47      3.53      3.53      3.53       3.52       11
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    12        3.48      3.48      3.48       3.47      3.54      3.54      3.54       3.53       12
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    13        3.48      3.49      3.49       3.48      3.55      3.55      3.56       3.54       13
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    14        3.49      3.50      3.50       3.49      3.56      3.57      3.57       3.56       14
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    15        3.50      3.51      3.51       3.50      3.57      3.58      3.58       3.57       15
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    16        3.51      3.51      3.52       3.51      3.58      3.59      3.59       3.58       16
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    17        3.52      3.53      3.53       3.52      3.60      3.60      3.60       3.59       17
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    18        3.53      3.54      3.54       3.53      3.61      3.62      3.62       3.60       18
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    19        3.54      3.55      3.55       3.54      3.62      3.63      3.63       3.62       19
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    20        3.55      3.56      3.56       3.55      3.64      3.64      3.65       3.63       20
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    21        3.57      357       3.57       3.56      3.65      3.66      3.66       3.65       21
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    22        3.58      3.58      3.58       3.58      3.67      3.67      3.68       3.66       22
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    23        3.59      3.60      3.60       3.59      3.68      3.69      3.70       3.68       23
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    24        3.61      3.61      3.61       3.60      3.70      3.71      3.71       3.70       24
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    25        3.62      3.62      3.63       3.62      3.72      3.73      3.73       3.71       25
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    26        3.63      3.64      3.64       3.63      3.74      3.75      3.75       3.73       26
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    27        3.65      3.65      3.66       3.65      3.76      3.77      3.77       3.75       27
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    28        3.67      3.67      3.67       3.66      3.78      3.79      3.79       3.77       28
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    29        3.68      3.69      3.69       3.68      3.80      3.81      3.81       3.79       29
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    30        3.70      3.71      3.71       3.70      3.82      3.83      3.84       3.81       30
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    31        3.72      3.73      3.73       3.72      3.84      3.86      3.86       3.84       31
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    32        3.74      3.75      3.75       3.74      3.87      3.88      3.89       3.86       32
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    33        3.76      3.77      3.77       3.76      3.89      3.91      3.91       3.89       33
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    34        3.78      3.79      3.79       3.78      3.92      3.94      3.94       3.92       34
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    35        3.80      3.81      3.81       3.80      3.95      3.97      3.97       3.94       35
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    36        3.82      3.84      3.84       3.82      3.97      4.00      4.00       3.97       36
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    37        3.85      3.86      3.86       3.85      4.00      4.03      4.04       4.00       37
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    38        3.87      3.89      3.89       3.87      4.04      4.07      4.07       4.03       38
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    39        3.90      3.92      3.92       3.90      4.07      4.10      4.11       4.06       39
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    40        3.93      3.95      3.95       3.93      4.10      4.14      4.15       4.10       40
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    41        3.96      3.98      3.98       3.96      4.14      4.18      4.19       4.14       41
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    42        3.99      4.01      4.01       3.99      4.18      4.22      4.24       4.18       42
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    43        4.02      4.04      4.05       4.02      4.22      4.27      4.28       4.21       43
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    44        4.05      4.08      4.09       4.05      4.25      4.32      4.33       4.25       44
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    45        4.09      4.12      4.13       4.09      4.30      4.36      4.38       4.30       45
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    46        4.13      4.16      4.17       4.13      4.34      4.41      4.43       4.35       46
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    47        4.16      4.20      4.21       4.16      4.38      4.47      4.49       4.39       47
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    48        4.20      4.24      4.25       4.20      4.43      4.52      4.55       4.44       48
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    49        4.24      4.29      4.30       4.24      4.48      4.58      4.61       4.49       49
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    50        4.29      4.34      4.35       4.29      4.53      4.64      4.68       4.55       50
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    51        4.33      4.39      4.40       4.34      4.58      4.70      4.74       4.61       51
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    52        4.38      4.44      4.46       4.39      4.63      4.77      4.81       4.67       52
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    53        4.43      4.50      4.52       4.44      4.69      4.84      4.89       4.73       53
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    54        4.48      4.56      4.58       4.49      4.74      4.91      4.97       4.80       54
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    55        4.53      4.62      4.65       4.56      4.80      4.99      5.06       4.87       55
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    56        4.59      4.69      4.72       4.62      4.86      5.08      5.14       4.94       56
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    57        4.65      4.76      4.79       4.68      4.92      5.16      5.24       5.02       57
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    58        4.71      4.83      4.87       4.74      4.98      5.25      5.34       5.10       58
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    59        4.77      4.91      4.96       4.82      5.04      5.35      5.45       5.19       59
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    60        4.83      5.00      5.05       4.89      5.01      5.45      5.57       5.28       60
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    61        4.89      5.08      5.14       4.97      5.17      5.56      5.69       5.37       61
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    62        4.96      5.18      5.24       5.06      5.23      5.67      5.82       5.47       62
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    63        5.03      5.28      5.35       5.14      5.29      5.79      5.97       5.58       63
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    64        5.09      5.38      5.47       5.24      5.35      5.92      6.11       5.69       64
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    65        5.16      5.49      5.59       5.34      5.41      6.05      6.28       5.81       65
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    66        5.23      5.61      5.72       5.45      5.47      6.19      6.45       5.93       66
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    67        5.30      5.74      5.86       5.56      5.52      6.32      6.63       6.06       67
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    68        5.37      5.86      6.02       5.68      5.58      6.47      6.84       6.20       68
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    69        5.43      6.00      6.18       5.80      5.63      6.62      7.05       6.35       69
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    70        5.50      6.15      6.36       5.93      5.67      6.78      7.28       6.50       70
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    71        5.56      6.30      6.55       6.07      5.72      6.94      7.51       6.64       71
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    72        5.61      6.46      6.76       6.22      5.76      7.10      7.77       6.82       72
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    73        5.67      6.63      6.99       6.37      5.80      7.27      8.04       6.99       73
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    74        5.72      6.80      7.23       6.55      5.83      7.43      8.33       7.17       74
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    75        5.76      6.99      7.49       6.72      5.86      7.60      8.64       7.37       75
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    76        5.80      7.17      7.77       6.91      5.89      7.77      8.97       7.57       76
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    77        5.83      7.36      8.07       7.11      5.91      7.94      9.32       7.78       77
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    78        5.86      7.55      8.40       7.33      5.93      8.11      9.70       8.01       78
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    79        5.89      7.74      8.75       7.55      5.94      8.28      10.10      8.25       79
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    80        5.91      7.93      9.14       7.78      5.96      8.44      10.54      8.50       80
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    81        5.93      8.12      9.55       8.03      5.97      8.60      10.99      8.76       81
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    82        5.95      8.31      9.99       8.30      5.98      8.75      11.49      9.03       82
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    83        5.96      8.49      10.47      8.57      5.98      8.89      12.01      9.33       83
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    84        5.97      8.66      10.99      8.86      5.99      9.03      12.57      9.62       84
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    85        5.98      8.82      11.56      9.18      6.00      9.16      13.14      9.94       85
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    86        5.99      8.97      12.17      9.49      6.00      9.28      13.77     10.28       86
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    87        5.99      9.11      12.80      9.82      6.00      9.38      14.44     10.62       87
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    88        6.00      9.24      13.51     10.17      6.00      9.48      15.18     11.00       88
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    89        6.00      9.35      14.25     10.53      6.00      9.58      16.96     11.38       89
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    90        6.00      9.46      15.04     10.90      6.00      9.66      15.80     11.81       90
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    91        6.00      9.56      15.81     11.29      6.00      9.74      17.62     12.22       91
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    92        6.00      9.63      16.60     11.69      6.00      9.79      18.52     12.65       92
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    93        6.00      9.71      17.43     12.10      6.00      9.85      19.47     13.15       93
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    94        6.00      9.78      18.32     12.53      6.00      9.90      20.48     13.66       94
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    95        6.00      9.84      19.20     12.99      6.00      9.94      21.59     14.21       95
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------





THIS IS A MODIFIED SINGLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY. THE POLICY'S ACCUMULATION VALUE IN THE VARIABLE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE IN THAT ACCOUNT AND WILL INCREASE OR DECREASE DAILY. THE DOLLAR AMOUNT IS NOT GUARANTEED. THE AMOUNT OF THE DEATH BENEFIT MAY BE FIXED OR VARIABLE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT. IF NO POLICY LOANS ARE TAKEN, WE GUARANTEE COVERAGE TO THE EARLIER OF THE FIFTH POLICY ANNIVERSARY OR THE POLICY ANNIVERSARY NEXT FOLLOWING THE INSURED'S 75TH BIRTHDAY. NO DIVIDENDS ARE PAYABLE.